Exhibit 99.1

CytoSorbents Reports First Quarter 2025 Financial Results and Provides Business Update

PRINCETON, N.J., May 14, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today reported financial results for the first quarter ended March 31, 2025, and recent business highlights.

First Quarter 2025 Financial Results

•	Product revenue was $8.7 million, a decrease of 3%, and flat on a constant currency basis, compared to $9.0 million in Q1 2024.

•	Gross margin was 71% compared to 77% in Q1 2024.

•	Operating loss improved by 17% to $3.9 million compared to $4.7 million in Q1 2024, reflecting a 12% reduction in operating expenses.

•	Net loss was $1.5 million or $0.02 per share, compared to net loss of $6.1 million or $0.11 per share in Q1 2024.

•	Adjusted net loss(1) was $3.7 million or $0.06 per share, compared to an adjusted net loss of $3.7 million or $0.07 per share in Q1 2024.

•	Adjusted EBITDA(2) loss improved by 17% to $2.7 million compared to a loss of $3.3 million in Q1 2024.

•	Total cash, cash equivalents, and restricted cash of $13.1 million at March 31, 2025, compared to $9.8 million as of December 31, 2024, reflecting proceeds from the Rights Offering of $6.8 million, net of fees, and net cash used in the quarter of approximately $3.7 million which includes disbursements unique to Q1 of approximately $0.9 million.

•	On April 21, the Company received $1.7 million in cash proceeds from the sale of its 2023 and amended 2022 Net Operating Loss and R&D tax credits from the Technology Business Tax Certificate Transfer Program, sponsored by the New Jersey Economic Development Authority (NJEDA).

(1)	Adjusted net income is a non-GAAP financial measure. For a reconciliation of Adjusted net income to the most comparable GAAP measure, see the reconciliation included in the financial tables. All non-GAAP adjustments are presented pre-tax.

(2)	Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to the most comparable measure, see the reconciliation included in the financial tables.

“Strong revenue growth in our distributor and other direct sales territories across the E.U. helped to substantially offset a temporary disruption in direct sales in Germany during the quarter. This was primarily due to our proactive reorganization and strategic realignment of our German commercial team and sales approach that is intended to renew sales growth in the country through deeper customer engagement, more effective market development, and improved sales representative productivity,” stated Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “We are making steady progress with this important initiative and are confident it will lead to stronger execution and improved performance in Germany and our financial results overall this year, as we continue to advance our core business toward near breakeven.”

Dr. Chan continued, “Meanwhile, our message - Treating the right patient, at the right time, with the right dose of CytoSorb® - continues to resonate strongly with clinicians. The approach is much like using antibiotics: start early, treat aggressively, and complete the full course. When used this way, CytoSorb has been shown to disrupt the deadly cycle of inflammation, stabilize patients in shock, protect organ function, and ultimately improve clinical outcomes. Recent data confirm that early and aggressive use of CytoSorb leads to statistically significant improvements in survival and other key clinical indicators. We are now using this evidence to train our users and are confident our guidance will continue to drive broader adoption and more effective usage of this critical therapy.”

Additional Business Highlights

•	Completed Shareholder Rights Offering and raised total proceeds of $6.8 million, net of fees, from the offering, and the exercise of the Series A Right Warrant. The raise also allowed for the release of $5.0 million of restricted cash on the Company’s balance sheet, and combined, provided increased liquidity of $11.8 million.

•	Expanded our global footprint with the opening of our new regional sales subsidiary in Dubai, United Arab Emirates, providing a gateway into the Middle East and Africa.

•	Appointed Thomas Shannon as Vice President of Marketing for North America to lead the marketing strategy and execution for DrugSorb™-ATR in the U.S. and Canada.

•	Appointed Melanie Grossman, CPA as Vice President and Corporate Controller.

The Company remains deeply committed to bringing DrugSorb™-ATR, an Investigational FDA Breakthrough Designated Device, to the large and important North American market, as a critical solution to address the serious, unmet need of reducing life-threatening bleeding in patients on Brilinta® undergoing coronary artery bypass grafting (CABG) surgery. Awareness of DrugSorb-ATR’s potential to lessen bleeding severity in this high-risk population continues to grow. Compelling new real-world data from Europe on our technology, being presented and published throughout 2025, further reinforces the device’s potential clinical impact to meaningfully reduce perioperative bleeding severity and provide surgeons with an important therapy to address this ongoing challenge in cardiac surgery.

On April 25, 2025, the U.S. Food and Drug Administration (FDA) issued a denial letter regarding the Company’s De Novo Request for DrugSorb-ATR, citing outstanding items that must be addressed before the device can be authorized for U.S. commercialization. The Company believes these items can be most effectively and expeditiously resolved through the formal appeal process that enables direct interaction and engagement with FDA senior leadership and our external experts. Given the expedited timelines associated with the appeal process, we believe that a final regulatory decision can be achieved in 2025.

Dr. Efthymios N. Deliargyris, Chief Medical Officer of CytoSorbents stated, “We remain confident in the strength of our DrugSorb-ATR De Novo Request and believe the remaining issues can be successfully addressed. We are committed to working collaboratively with the FDA to secure marketing authorization for this FDA Breakthrough Designated Device, which has the potential to address a significant and routine challenge faced by cardiac surgery centers. We believe the formal appeals process offers the most efficient path forward to resolve the remaining issues and bring this important technology to patients in the U.S. Meanwhile real-world adoption continues to grow with an increasing number of heart centers around the world incorporating our technology as part of their standard care to reduce bleeding complications in patients on blood thinners undergoing cardiac surgery based on the growing evidence from our international STAR Registry showing that our device is a safe and effective strategy to address this major clinical need.”

Finally, CytoSorbents’ DrugSorb-ATR application with Health Canada remains under advanced review. While Health Canada has indicated that application reviews are currently delayed beyond their target Market Authorization Times (MAT) due to a backlog, Health Canada has confirmed its commitment to issuing a decision at the earliest opportunity. We remain confident in receiving a final regulatory decision in 2025.

First Quarter 2025 Earnings Conference Call

CytoSorbents’ management will host a live conference call, presentation webcast, and a question-and-answer session with the following information:

Date: Wednesday, May 14, 2025

Time: 4:30 PM ET

North American toll-free: 1-800-836-8184

International toll: 1-646-357-8785

Live webcast link: https://app.webinar.net/Vbq3lbYwAy5

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.

An archived recording of the conference call will be available under the Investor Relations section of the Company’s website at https://ir.cytosorbents.com/

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense, and gain or loss of foreign exchange translation. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share which excludes non-cash stock compensation expense and gain or loss of foreign exchange translation from Net Loss and Net Loss Per Common Share, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo Request to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. On April 25, 2025, the FDA issued a denial letter regarding the Company’s De Novo Request for DrugSorb-ATR, identifying remaining deficiencies that must be addressed before the De Novo Request can be granted, and the device can be authorized for commercialization in the U.S. The Company believes these items can be most effectively and expeditiously resolved through the formal appeal process, which facilitates engagement with FDA senior leadership and our external surgical experts. Given the expedited timelines associated with the appeal process, the Company believes that a final regulatory decision can be achieved in 2025. In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada. CytoSorbents’ DrugSorb-ATR application with Health Canada remains under advanced review. While Health Canada has indicated that application reviews are currently delayed beyond their target Market Authorization Times (MAT) due to a backlog, they have reaffirmed their commitment to issuing a decision at the earliest opportunity. The Company remains confident in receiving a final regulatory decision in 2025. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany, our ability to resolve deficiencies in the FDA denial letter through a successfully appeal the FDA’s decision, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA & Adanna G. Alexander, PhD

ICR Healthcare

ir@cytosorbents.com

CYTOSORBENTS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$11,587,275	$3,279,926
Restricted cash, current	—	5,000,000
Grants and accounts receivable, net of allowances of $173,356 and $157,701 as of March 31, 2025 and December 31, 2024, respectively	7,670,399	7,319,597
Inventories	3,018,524	2,732,907
Prepaid expenses and other current assets	3,136,706	3,270,812
Total current assets	25,412,904	21,603,242

Property and equipment - net	8,722,953	9,002,383
Restricted cash	1,522,458	1,483,958
Right-of-use asset	11,368,340	11,511,236
Other assets	3,755,029	3,770,681
Total assets	$50,781,684	$47,371,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,325,386	$3,339,885
Accrued expenses and other current liabilities	5,936,791	6,031,670
Lease liability – current portion	473,889	452,688
Total current liabilities	9,736,066	9,824,243
Lease liability, net of current portion	12,316,119	12,443,971
Long-term debt	14,186,715	13,996,350
Total liabilities	36,238,900	36,264,564

Commitments and Contingencies

Stockholders’ equity
Preferred Stock, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common Stock, par value $0.001, 100,000,000 shares authorized as of March 31, 2025 and December 31, 2024; and 62,529,466 and 54,830,146 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	62,529	54,830
Additional paid-in capital	318,451,572	310,808,711
Accumulated other comprehensive income	1,515,656	4,252,013
Accumulated deficit	(305,486,973)	(304,008,618)
Total stockholders’ equity	14,542,784	11,106,936
Total liabilities and stockholders’ equity	$50,781,684	$47,371,500

See accompanying notes to condensed consolidated financial statements

CYTOSORBENTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Product revenue	$8,727,238	$8,989,520
Cost of goods sold	2,519,641	2,115,910
Gross profit	6,207,597	6,873,610
Operating expenses
Research and development, net of grant income	1,662,925	2,246,911
Selling, general and administrative	8,431,877	9,283,067
Total operating expenses	10,094,802	11,529,978
Loss from operations	(3,887,205)	(4,656,368)
Other income (expense)
Interest expense, net	(605,134)	(6,653)
Gain (loss) on foreign currency transactions	3,013,984	(1,425,690)
Total other income (expense), net	2,408,850	(1,432,343)
Loss before benefit from income taxes	(1,478,355)	(6,088,711)
Benefit from income taxes	—	—
Net loss attributable to common stockholders	$(1,478,355)	$(6,088,711)
Basic and diluted net loss per common share	$(0.02)	$(0.11)
Weighted average number of shares of common stock outstanding	60,731,929	54,434,609
Comprehensive loss:
Net loss attributable to common stockholders	$(1,478,355)	$(6,088,711)
Other comprehensive income (loss):
Foreign currency translation adjustment	(2,736,356)	1,223,175
Comprehensive loss	$(4,214,711)	$(4,865,536)

See accompanying notes to condensed consolidated financial statements.

CYTOSORBENTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income (Loss)	Deficit	Equity
Balance as of December31, 2024	54,830,146	$54,830	$310,808,711	$4,252,013	$(304,008,618)	$11,106,936
Stock-based compensation	32,321	32	818,394	—	—	818,426
Issuance of common stock from exercise of warrants	1,417,208	1,417	1,438,411	—	—	1,439,828
Issuance of common stock and warrants from Rights Offering, net of fees incurred	6,249,791	6,250	5, 386,056	—	—	5,392,306
Other comprehensive loss, foreign currency translation adjustment	—	—	—	(2,736,357)	—	(2,736,357)
Net loss	—	—	—	—	(1,478,355)	(1,478,355)
Balance as of March 31, 2025	62,529,466	$62,529	$318,451,572	$1,515,656	$(305,486,973)	$14,542,784

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income (Loss)	Deficit	Equity
Balance as of December31, 2023	54,240,265	$54,240	$306,187,314	$529,321	$(283,289,661)	$23,481,214
Stock-based compensation	—	—	959,465	—	—	959,465
Issuance of common stock offerings, net of fees incurred	53,290	54	53,185	—	—	53,239
Other comprehensive income, foreign currency translation adjustment	—	—	—	1,223,175	—	1,223,175
Net loss	—	—	—	—	(6,088,711)	(6,088,711)
Balance as of March 31, 2024	54,293,555	$54,294	$307,199,964	$1,752,496	$(289,378,372)	$19,628,382

See accompanying notes to condensed consolidated financial statements.

CYTOSORBENTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three	Three
	Months Ended	Months Ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities
Net loss attributable to common stockholders	$(1,478,358)	$(6,088,711)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	190,365	—
Depreciation and amortization	368,503	397,286
Amortization of right-of-use asset	36,245	45,927
Bad debt expense	1,890	29,240
Impairment of patents	—	64,296
Foreign currency transaction (gains) losses	(3,013,984)	1,425,690
Debt costs	—	10,713
Stock-based compensation	818,426	959,465
Changes in operating assets and liabilities
Grants and accounts receivable	(79,889)	(848,330)
Inventories	(198,802)	(429,869)
Prepaid expenses and other current assets	257,931	886,258
Accounts payable and accrued expenses	(367,282)	(1,281,724)
Net cash used in operating activities	(3,464,955)	(4,829,759)
Cash flows from investing activities
Purchases of property and equipment	(2,121)	(45,191)
Patent costs	(45,121)	(81,827)
Net cash used in investing activities	(47,242)	(127,018)
Cash flows from financing activities
Repayment of long-term debt	—	(625,000)
Proceeds from exercise of common stock warrants	1,439,828	53,238
Proceeds from rights offering, net of fees incurred	5,392,306	—
Net cash provided by (used in) financing activities	6,832,134	(571,762)
Effect of exchange rates on cash	25,912	5,782
Net change in cash, cash equivalents, and restricted cash	3,345,849	(5,522,757)

Cash, cash equivalents, and restricted cash at beginning of year	9,763,884	15,615,095
Cash, cash equivalents, and restricted cash – end of period	$13,109,733	$10,092,338

Supplemental disclosure of cash flow information
Cash paid for interest	$506,250	$199,418

Supplemental disclosure of non-cash financing activities
Fair value of common stock warrants issued in connection with the rights offering	$555,988	$—
Offering fees included in accounts payable	$252,783	$—

	March 31,
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets	2025	2024
Cash and cash equivalents	$11,587,275	$8,608,380
Restricted cash	1,522,458	1,483,958
Total cash, cash equivalents, and restricted cash	$13,109,733	$10,092,338

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

	Quarter and Year to Date
	Mar 31,	Mar 31,
(In thousands, except per share amounts)	2025	2024
Net loss	$(1,478)	$(6,089)
Depreciation and amortization expense	369	397
Income tax expense (benefit)	--	--
Interest expense (income)	605	7
EBITDA - non GAAP	$(505)	$(5,685)
Non cash stock-based compensation expense	818	959
(Gain)/Loss on foreign currency translation	(3,014)	1,426
Adjusted EBITDA - non GAAP	$(2,700)	$(3,300)

Net loss	$(1,478)	$(6,089)
Non cash stock-based compensation expense	818	959
(Gain)/Loss on foreign currency translation	(3,014)	1,426
Adjusted net income (loss) - non GAAP	$(3,674)	$(3,703)
Weighted average common shares outstanding basic and diluted	60,731,929	54,262,790
Loss per common share — basic and diluted	$(0.02)	$(0.11)
Non cash stock-based compensation expense	$0.01	$0.02
(Gain)/Loss on foreign currency translation	$(0.05)	$0.03
Adjusted net income (loss) per common share - basis and diluted - non GAAP	$(0.06)	$(0.07)